Exhibit 10

SECOND AMENDMENT
TO
SAUER-DANFOSS INC. 1998 LONG-TERM INCENTIVE PLAN

WHEREAS, Sauer-Danfoss Inc. (the “Company”) sponsors the Sauer-Danfoss Inc. 1998 Long-Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to Article 3.2 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company administers the Plan and has authority to establish, amend, or waive rules and regulations for the Plan’s administration;

WHEREAS, pursuant to the authority under Article 13 of the Plan, the Committee has previously determined that it is desirable to allow certain Participants the opportunity to elect to defer the receipt of Performance Units to be earned under certain outstanding Performance Unit Award Agreements;

WHEREAS, the Committee has also previously determined that it is desirable to allow such deferral elections to be made at any time prior to the date that is six months prior to the end of the Performance Period (as defined in Article 2.26 of the Plan), as allowed under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

 WHEREAS, the Committee has also previously determined that it is desirable to make certain written amendments to the Plan in order to be compliant with Code Section 409A and that such written amendments, pursuant to IRS Notice 2005-1, Q&A-19(a), and as further amended by Section XI(B) of the Preamble of the Proposed Section 409A Regulations issued on September 29, 2005, are permitted to be made at any time on or before December 31, 2006, and still be deemed to be compliant with Code Section 409A; and

 WHEREAS, pursuant to Article 16.1 of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

 NOW, THEREFORE, pursuant to Article 16.1 of the Plan, the Board hereby amends the Plan, effective as of January 1, 2005, in the following particulars:

1.    By deleting the second paragraph of Article 9.4 in its entirety and by substituting the following new paragraph as a part thereof:

Prior to the date that is six months prior to the end of the Performance Period, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.

2.             By deleting Article 13 of the Plan in its entirety and substituting the following new Article 13 as a part thereof:

Article 13. Deferrals

13.1        General Rule.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, Cash Bonus Awards, or Other Incentive Awards.

13.2        Awards With Performance Periods Ending On or Before December 31, 2004.  If a Participant wishes to make a deferral election with respect to his or her Award pursuant to Article 13.1, upon receiving the Committee’s approval, such deferral election shall be made in accordance with any rules and procedures established by the Committee.

13.3                        Awards With Performance Periods Ending after December 31, 2004.

(a)                                  Deferral Elections.  If a Participant wishes to make a deferral election with respect to his or her Award pursuant to Article 13.1, upon receiving the Committee’s approval, the Participant shall be entitled to make a deferral with respect to his or her Award by submitting an “Election to Defer Form” as provided by the Company.  For an election to be effective, the Participant must complete the “Election to Defer Form” and return it to the Company no later than the day which immediately precedes the date which is six months before the end of the relevant Performance Period.  For example, for an Award for which the Performance Period is January 1, 2004 through December 31, 2005, an election to defer receipt of such Award must be completed and returned no later than June 30, 2005 (i.e., six months prior to the end of the Performance Period).  The Participant’s deferral election will not change the form of the payout (i.e., cash or Shares) as previously determined by the Committee.

(b)                                 Distribution Elections.

(i)                                     General Timing of Distribution Rules.  At the time the Participant makes a deferral election as permitted under paragraph (a) immediately above, such Participant must also make an initial timing of distribution election. Payment of a Participant’s deferred amounts (including any deferred dividend earnings and interest earnings credits thereon) shall commence as soon as practicable upon the earliest to occur of the following events:

(A)                              the Participant’s death;

(B)                                the Participant’s Disability;

(C)                                a Change in Control of the Company;

(D)                               an Unforeseeable Emergency;

(E)                                 the six (6) month anniversary following the Participant’s termination from service with the Company or a Subsidiary; or

(F)                                 a specified, fixed date chosen by the Participant that is at least two years following the date on which the Performance Period ends.

(ii)                                  Subsequent Timing of Distribution Election.  A Participant may elect to further extend his or her distribution date previously selected under clause (F) of subparagraph (i) immediately above by filing a new “Election to Defer Form” with the Company that specifies the later fixed date on which the relevant distribution date will occur.  This election to extend the relevant distribution date must be made at least one year before the expiration of the then designated and enforceable distribution date specified by the Participant under clause (F) of subparagraph (i) immediately above.  This subsequent distribution election will not be effective until at least one year after the date on which the subsequent distribution election has been made.  Under the subsequent distribution election, any payment subsequently rescheduled to an extended specified, fixed date must occur at least five years from the date such payment is then scheduled to be made under the then designated and enforceable specified, fixed date election.

Example #1:  Participant elects to receive his 2006 deferred performance unit compensation on March 1, 2009 in a lump sum.  In February, 2008, Participant would like to make a subsequent distribution election to delay receipt of his 2006 deferred performance unit compensation.  Any such subsequent distribution election must be made no later than February 28, 2008 and the earliest revised fixed date for distribution shall be March 1, 2014.

A Participant may make multiple subsequent distribution elections under this subparagraph (ii) but any time requirements set forth herein must be separately satisfied with respect to each subsequent distribution election.

Notwithstanding the foregoing, subsequent distribution elections must comply, at all times, with Code Section 409A, any regulations issued with respect to Code Section 409A and any other guidance issued the IRS and authoritative on the issue.

(iii)          General Form of Distribution Rules.

(A)                              Upon Death, Disability, Unforeseeable Emergency or a Change in Control.  In the event of a Participant’s death or Disability, or in the event of an Unforeseeable Emergency, or in the event of a Change in Control of the Company, payment of deferred compensation to a Participant shall be made in a single lump sum in accordance with the timing rules set forth in subparagraph (i) immediately above.

(B)                                Upon Termination of Service or a Specified, Fixed Date.  At the time a Participant makes a deferral election under paragraph (a) immediately above, the Participant must elect the form in which the Participant’s entire account will be distributed if such distribution event occurs due to reason of the Participant’s termination of service or the Participant’s selection of specified, fixed distribution date.  The Participant must elect either:

(I)            A lump sum payment;

(II)                                Annual installment payments over a period not longer than ten years; or

(III)                            A fixed schedule designated by the Participant at the time of making an early payment election as allowed under clause (F) of subparagraph (i) immediately above.

For purposes of the Plan and Code Section 409A, the right to a series of installment payments is to be treated as a right to a series of separate payments.

(iv)                              Subsequent Form of Distribution Election.  A Participant may elect to change his or her form of distribution (i.e., from lump sum to installments or vice versa) by filing an election form with the Committee that specifies the newly elected form of distribution.  This subsequent form of distribution election must be made at least one year before the expiration of the then designated and enforceable distribution date specified by the Participant under clause (F) of subparagraph (i) immediately above.  This subsequent form of distribution election will not be effective until at least one year after the date on which the subsequent form of distribution election has been made.  Under the subsequent form of distribution election, any change in form of distribution (i.e., from lump sum to installments or vice versa) cannot accelerate any payment under the then designated and enforceable form of distribution and shall additionally require an automatic delay in the timing of distribution to five years from the date all such payments are then scheduled to be made under the then designated and enforceable form of distribution election.

Example #2:  Participant elects to receive his 2006 deferred performance unit compensation on March 1, 2009 in a lump sum.  In February, 2008, Participant would like to change his form of distribution to 10-year installments.  Any such subsequent form of distribution election must be made no later than February 28, 2008 and the earliest date on which the 10-year installment may commence is March 1, 2014.

Example #3:  Participant elects to receive his 2006 deferred performance unit compensation on March 1, 2009 in a 10-year installment.  In February, 2008, Participant would like to change his form of distribution to a lump sum.  Although each installment payment stands on its own for distribution purposes, the entire installment series is viewed as the complete form.  As such, a change from a 10-year installment to a lump sum cannot accelerate any payment under the current 10-year installment series.  Any such subsequent form of distribution election must be made no later than February 28, 2008 and the result is that the earliest date on which the lump sum may be received is March 1, 2024 (i.e., five years after the last payment of the originally schedule 10-year installment, or March 1, 2019).

A Participant may make multiple subsequent form of distribution elections under this subparagraph (iv) but any time requirements set forth herein must be separately satisfied with respect to each subsequent form of distribution election.

Notwithstanding the foregoing, subsequent form of distribution elections must comply, at all times, with Code Section 409A, any regulations issued with respect to Code Section 409A and any other guidance issued by the IRS and authoritative on the issue.

(c)                                  Definitions.  Because of the potential to defer performance unit compensation after December 31, 2004, Code Section 409A only applies to this Article 13.3 of the Plan.  As such, certain definitions within the Plan must be either amended or added to the Plan to be Code Section 409A compliant in the event they are utilized under this Article 13.3.  The following definitions shall be substituted for the definitions in Article 2 or added to the Plan, as the case may be, when necessary for compliance with Code Section 409A:

(i)                                     Change in Control.  Solely for purposes of determining whether a Change in Control has occurred that will require the payout of previously deferred Performance Units under Article 13.3(b), the definition of Change In Control per Article 2.5 of the Plan shall be ignored in its entirety and Change in Control shall be deemed to have the following meaning:

“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)                                  Together with securities of the Company already held by such Person, any Person (other than those Persons already in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of the Company’s then outstanding securities provided, however, that a change in control shall not result from (a) Danfoss A/S, or (b) Klaus Murmann, any  member or members of his immediate family or any entity or trust a majority of which is owned by Klaus Murmann or a member or members of his immediate family, acquiring securities of Sauer-Danfoss Inc. from the other, either directly, or indirectly by acquiring voting control of Danfoss Murmann Holding A/S or its successor; or

(b)                                 During any period of two (2) consecutive years (not including any period prior to the Effective Date), a majority of the individuals who at the beginning of such period constitute the Board are replaced during such period by individuals whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or

(c)                                  The consummation of a plan of complete liquidation of the Company; or

(d)                                 The sale or disposition of all or substantially all the Company’s assets (i.e., greater than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such sale or disposition) within a 12-month period ending on the date of the most recent sale or disposition; or

(e)                                  A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction.  A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

Notwithstanding anything to the contrary, this definition of Change in Control must comply, at all times, with Code Section 409A, any regulations issued with respect to Code Section 409A and any other guidance issued the IRS and authoritative on the issue.

(ii)                                  Disability.  Solely for purposes of determining whether a Disability has occurred that will require the payout of previously deferred Performance Units under Article 13.3(b), the definition of Disability per Article 2.10 of the Plan shall be ignored in its entirety and Disability shall be deemed to have the following meaning:

“Disability” means, to the extent permitted under Code Section 409A, Disability as defined in the Company’s Long-Term Disability Plan; provided, however, if Disability cannot, for purposes of Code Section 409A, be defined by reference to the Company’s Long-Term Disability Plan (or if no such plan exists), then Disability means when a Participant is:

(a)                                  unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)                                 by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the Company’s or any Subsidiary’s accident or health plan covering employees.

(iii)                               Unforeseeable Emergency.  Solely for purposes of determining whether an Unforeseeable Emergency has occurred that will require the payout of previously deferred Perfomance Units under Article 13.3(b), Unforeseeable Emergency shall be deemed to have the following meaning:

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of this 23rd day of August, 2006.

SAUER-DANFOSS INC.

By:	/s/ James T. Remus
Its:	Director-Global Compensation & Benefits